Exhibit 99.2

PALOMAR HOLDINGS, INC. ANNOUNCES PRICING OF PUBLIC OFFERING OF COMMON STOCK

August 8, 2024 – La Jolla, California —Palomar Holdings, Inc. (“Palomar” or the “Company”) today announced the pricing of its previously announced underwritten public offering (the “Offering) of 1,200,000 shares of Palomar’s common stock, par value $0.0001 per share (the “Common Stock”), at a public offering price of $88.00 per share. In addition, the underwriters have been granted a 30-day option to purchase up to 180,000 additional shares of Common Stock from the Company at the public offering price, less underwriting discounts and commissions.

The Company intends to use the net proceeds that it will receive from the offering for general corporate purposes, including using approximately $25.0 million to finance the contemplated acquisition of First Indemnity of America Insurance Company, a New Jersey domiciled insurance carrier specializing in surety bonds for small to medium sized contractors primarily in the Northeast United States, and to fund future growth.

J.P. Morgan, Evercore ISI, and Keefe, Bruyette & Woods, Inc., A Stifel Company, acted as joint lead book-running managers for the Offering, and Citizens JMP Securities, LLC, Dowling & Partners Securities, LLC, and William Blair & Company, L.L.C., also acted as joint book-running managers for the Offering.

The shares of Common Stock described above are being offered by Palomar pursuant to its shelf registration statement on Form S-3 that became automatically effective upon filing with the Securities and Exchange Commission (the “SEC”) on August 8, 2024. The offering may be made only by means of a prospectus supplement and accompanying prospectus. A preliminary prospectus supplement and accompanying prospectus relating to the offering have been filed with the SEC and are available on the SEC’s website at http://www.sec.gov. A final prospectus supplement and accompanying prospectus will be filed with the SEC, copies of which may be obtained, when available, by contacting: J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717, by email at prospectus-eq_fi@jpmchase.com and postsalemanualrequests@broadridge.com; Evercore Group L.L.C., Attention: Equity Capital Markets, 55 East 52nd Street, 35th Floor, New York, NY 10055, by telephone at 1-888-474-0200, or by email at ecm.prospectus@evercore.com; or Keefe, Bruyette & Woods, Inc., 787 Seventh Ave., 4th Floor, New York, NY, 10019, Attention: Equity Capital Markets, or by calling 800-966-1559, or by emailing kbwsyndicatedesk@kbw.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Palomar Holdings, Inc.

Palomar Holdings, Inc. is the holding company of subsidiaries Palomar Specialty Insurance Company (“PSIC”), Palomar Specialty Reinsurance Company Bermuda Ltd., Palomar Insurance Agency, Inc., Palomar Excess and Surplus Insurance Company (“PESIC”), and Palomar Underwriters Exchange Organization, Inc. Palomar's consolidated results also include Laulima Reciprocal Exchange, a variable interest entity for which the Company is the primary beneficiary. Palomar is an innovative specialty insurer serving residential and commercial clients in five product categories: Earthquake, Inland Marine and Other Property, Casualty, Fronting, and Crop. Palomar’s insurance subsidiaries, Palomar Specialty Insurance Company, Palomar Specialty Reinsurance Company Bermuda Ltd., and Palomar Excess and Surplus Insurance Company, have a financial strength rating of “A” (Excellent) from A.M. Best.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are subject to risks and uncertainties. All statements other than statements of historical fact or relating to present facts or current conditions included in this press release are forward-looking statements, including statements regarding the offering. Forward-looking statements give our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “seek,” “plan,” “intend,” “believe,” “will,” “may,” “could,” “continue,” “likely,” “should,” and other words.

The forward-looking statements contained in this press release are based on our current expectations and assumptions regarding our business, the economy, and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements as a result of several factors including market risks and uncertainties and the satisfaction of customary closing conditions for an offering of securities, and other factors discussed in greater detail in the Company's filings with the SEC. Any forward-looking statement made by us in this press release speaks only as of the date on which we make it. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless specifically expressed as such, and should be viewed as historical data.

Investor Relations

Jamie Lillis

1-203-428-3223

investors@plmr.com